UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 31374
El Paso, Texas 79930
(Address of principal executive offices)  (zip code)

(814) 786-8849
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On September 25, 2013, we issued One Million (1,000,000) shares of our common stock, restricted in accordance with Rule 144, to Richard T. Najarian, one of the members of our Board of Directors, for total consideration of Fifty Thousand Dollars ($50,000). The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited, and there was no solicitation in connection with the offering.

On September 25, 2013, we entered into a consulting agreement with a third-party to provide investor communication and public relations services. Pursuant to the agreement, we agreed to issue to the consultant (a) Three Hundred Thousand (300,000) shares of our common stock, restricted in accordance with Rule 144, and (b) warrants to purchase an additional Three Hundred Thousand (300,000) shares of our common stock, exercisable at $0.96 per share for a period of three years after their issuance. The Warrants will vest at the rate of Fifty Thousand (50,000) shares per month on the first of each month beginning October 1, 2013. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited, and there was no solicitation in connection with the offering.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1(1)	Form of Directors Stock Purchase Agreement
______________
(1)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on February 27, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Biomedical, Inc.

Dated: September 26, 2013		/s/ William A. Hartman
	By:	William A. Hartman
	Its:	President and Chief Executive Officer

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